Exhibit 99.15

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of common stock, par value $0.01 per share, of US Foods Holding Corp., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: May 10, 2022

SACHEM HEAD CAPITAL MANAGEMENT LP

By:	Uncas GP LLC, its General Partner

By:	/s/ Scott D. Ferguson
Scott D. Ferguson
Managing Member

UNCAS GP LLC

By:	/s/ Scott D. Ferguson
Scott D. Ferguson
Managing Member

SACHEM HEAD GP LLC

By:	/s/ Scott D. Ferguson
Scott D. Ferguson
Managing Member

/s/ Scott D. Ferguson
Scott D. Ferguson